                                                                     EXHIBIT 3.1

                                   FORM OF

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       of

                            DATA RETURN CORPORATION


                                  ARTICLE ONE

     Data Return Corporation, a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect on the date hereof, as further amended by these Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other change in any provisions thereof.


                                  ARTICLE TWO

     The Articles of Incorporation of the Corporation, as amended to date, are amended by these Amended and Restated Articles of Incorporation as follows:

     The amendments made by these Amended and Restated Articles of Incorporation (the "Amendments") alter or change Articles Six through Eight, and delete Article Nine, of the Articles of Incorporation, as amended to date. The full text of each provision altered or added is as set forth in Article Five hereof.


                                 ARTICLE THREE

     The Amendments have been effected in conformity with the provisions of the Texas Business Corporation Act, and the Amended and Restated Articles of Incorporation were duly adopted by a majority of the shareholders of the Corporation on July 22, 1999.


                                  ARTICLE FOUR

     On that date there were 87,210 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation outstanding, all of which were entitled to vote on the Amendments. 76,708 shares of Common Stock were voted in favor of the Amendments.

                                 ARTICLE FIVE

     The Articles of Incorporation of the Corporation filed with the Secretary of State of the State of Texas, as amended to date, are hereby superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof as amended hereby:


                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       of

                            DATA RETURN CORPORATION


                                  ARTICLE ONE

     The name of the corporation is Data Return Corporation.


                                  ARTICLE TWO

     The period of its duration is perpetual.


                                 ARTICLE THREE

     The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporations Act.


                                  ARTICLE FOUR

     The aggregate number of shares that the corporation shall have the authority to issue is 120,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share, and 20,000,000 shares of Preferred Stock, par value $0.001 per share.

     The descriptions of the different classes of capital stock of the corporation and the preferences, designations, relative rights, privileges and powers, and the restrictions, limitations and qualifications thereof, of said classes of stock are as follows:

                                   Division A

     The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights and preferences of which series may vary in any and all respects. The board of directors of the corporation is hereby vested with the authority to establish series of Preferred Stock by fixing and determining all the preferences, limitations and relative rights of the shares of any series so established, to the extent not provided for in these Articles of incorporation or any amendment hereto, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The authority of the board of directors with respect to each such series shall include, but not be limited to, determination of the following:

          (1) the distinctive designation and number of shares of that series;

          (2) the rate of dividend (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the corporation;

          (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

          (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

          (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the corporation;

          (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

          (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

          (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

          (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

          (10) any other repurchase obligations of the corporation, subject to any limitations of applicable law; and

          (11) notwithstanding their failure to be included in (1) through (10) above, any other designations, preferences, limitations or relative rights of shares of that series.

Any of the designations, preferences, limitations or relative rights (including the voting rights) of any series of Preferred Stock may be dependent on facts ascertainable outside these Articles of incorporation.

     Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the preferences, limitations and relative rights of such series.

                                   Division B

     1. Dividends. Dividends may be paid on the Common Stock out of any assets of the corporation available for such dividends subject to the rights of all outstanding shares of capital stock ranking senior to the Common Stock in respect of dividends.

     2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of capital stock ranking senior to the Common Stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the corporation available for distribution to its shareholders.

     3. Voting Rights. The holders of the Common Stock shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

                                   Division C

     1. No Preemptive Rights. No shareholder of the corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such shareholder, and the board of directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

     2. Share Dividends. Subject to any restrictions in favor of any series of Preferred Stock provided in the relative rights and preferences of such series, the corporation may pay a share dividend in shares of any class or series of capital stock of the corporation to the holders of shares of any class or series of capital stock of the corporation.

     3. No Cumulative Voting. Cumulative voting for the election of directors is expressly prohibited as to all shares of any class or series.

                                 ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of shares consideration of the value of ONE THOUSAND Dollars ($1,000) consisting of money, labor done or property actually received.

                                  ARTICLE SIX

     The address of the corporation's registered office is 801 Stadium Drive, Suite 117, Arlington, Texas 76011 and the name of its registered agent at such address is Michelle R. Chambers.


                                 ARTICLE SEVEN

     The number of directors of the corporation shall be fixed by, or in the manner provided by, the bylaws. The number of directors constituting the current board of directors is five, and the name and address of the person who is to serve as director until such director's successor is elected and qualified is:

                  Name                    Address
                  ----                    -------

          Michelle R. Chambers            801 Stadium Drive, Suite 117
                                          Arlington, Texas 76011

          Nathan Landow                   4710 Bethesda Avenue
                                          Bethesda, Maryland 20814

          Jason A. Lochhead               801 Stadium Drive, Suite 117
                                          Arlington, Texas 76011

          Sunny C. Vanderbeck             801 Stadium Drive, Suite 117
                                          Arlington, Texas 76011



                                 ARTICLE EIGHT

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of that director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
(3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

     If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act ("TBCA") is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of this article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


     EXECUTED AND EFFECTIVE this _____ day of ________________, 1999.

                               DATA RETURN CORPORATION


                               By:
                                   -------------------------------------
                                   Sunny C. Vanderbeck
                                   Chairman and Chief Executive Officer